Exhibit 3.10
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

SCC711	GUIDE FOR ARTICLES OF RESTATEMENT
(08/06)	OF A VIRGINIA STOCK CORPORATION
ARTICLES OF RESTATEMENT OF
Alion – METI Corporation
     The undersigned corporation, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, hereby executes the following articles of restatement and sets forth:
1.	The name of the corporation immediately prior to restatement is Alion – METI Corporation.

2.	The restatement contains an amendment to the articles of incorporation.

3.	The text of the amended and restated articles of incorporation is attached hereto.

4.	The restatement was adopted by the corporation on April (date), 2007.

5.	The restatement was adopted by unanimous consent of shareholders.
Executed in the name of the corporation by:

(signature)	(date)

Stacy Mendler (printed name)	President (corporate title)

0367098-1 (corporation’s SCC ID no.)

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
ALION – METI CORPORATION
The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:
     FIRST: The name of the Corporation is Alion – METI Corporation.
     SECOND: The purpose or purposes for which the Corporation is organized is as follows:
     1. To perform environmental sciences testing and analysis and other technical services.
     2. To engage in, promote, and carry on any lawful act or activity for which corporations may be organized under the Virginia Stock Corporation Act and the Code of Virginia.
     THIRD: The Corporation shall have one class of stock. The total amount of authorized capital stock of the Corporation is one thousand (1,000) shares of common stock having a par value of One Dollar ($1.00) per share.
     FOURTH: The name of the Corporation’s registered agent is CT Corporation System. The registered agent is a foreign stock corporation authorized to transact business in Virginia.
     FIFTH: The Corporation’s registered office address is:
4701 Cox Road
Suite 301
Glen Allen, VA 23060-6802
     SIXTH: The Corporation shall have and exercise any and all powers and privileges now or hereafter conferred by the laws of the Commonwealth of Virginia upon corporations formed under the Virginia Stock Corporation Act, or under any Act amendatory or supplemental thereto or in substitution therefore; and, further, the Corporation may carry out all or any part of the aforesaid and above-referenced objects and purposes, and conduct its business in all or any of its branches, and in any or all states, territories, districts, and possessions of the United Stated of America and maintain offices and agencies in any or all states, territories, districts, and possessions of the United Stated of America.
     The foregoing enumeration of the purposes, objects and business of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by law, and it is not intended by the mention of any particular purpose, object, or business in any manner to limit or restrict the generality of any other purposes, object, or business mentioned, or to limit or restrict any of the powers of the Corporation. The Corporation shall have, and exercise all of the powers and rights now or hereafter conferred by statute upon corporations or a similar character, it being the intention that the purposes, objects, and powers specified in each of the paragraphs of these Articles of these Amended and Restated Articles of Incorporation shall, except as otherwise expressly provided, in no way be limited to, restricted by reference to or inference from, the terms of any other clause or paragraph of this or any other Articles of these Amended and Restated Articles of Incorporation, or of any amendment thereof; and, shall each be regarded as independent, and construed as powers as well as objects and purposes; provided, however, that nothing herein contained shall be deemed to authorize or permit the Corporation to carry on any business or exercise any power, or do any act which a corporation formed under the laws of the Commonwealth of Virginia may not at the time lawfully carry on or do.
     SEVENTH: (A) The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
                          (B) The Board of Directors is authorized and directed to adopt, and from time to time to amend and/or repeal, the Bylaws of this Corporation.